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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements on Form S-3 of Williams Holdings of Delaware, Inc. and the related prospectuses of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of the Williams Holdings of Delaware, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

          Form S-3: Registration No. 33-63495
                    Registration No. 333-20927
                    Registration No. 333-24683
                    Registration No. 333-35097


                                                               ERNST & YOUNG LLP



Tulsa, Oklahoma
March 26, 1998